UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2022

iCap Vault 1, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-236458	83-1413280
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3535 Factoria Blvd. SE, Suite 600, Bellevue, WA	98006
(address of principal executive offices)	(zip code)

(425) 278-9030

(registrant’s telephone number, including area code)

N/A

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Securities registered pursuant to Section 12(g) of the Act: N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2022, VH Willows Townhomes, LLC (“VH Willows”) entered into a Loan Agreement (the “VH Willows Loan Agreement”), dated as of January 28, 2022, by and between Lima One Capital, LLC (“Lima One”) and VH Willows. VH Willows is a wholly owned subsidiary of Vault Holding, LLC (“Holding”), which is a wholly owned subsidiary of iCap Vault 1, LLC (the “Company”).

Pursuant to the terms of the VH Willows Loan Agreement, Lima One agreed to loan up to $2,985,000, from time to time, to VH Willows (the “VH Willows Loan”). The VH Willows Loan is evidenced by a Commercial Promissory Note issued by VH Willows to Lima One on January 31, 2022 and dated January 28, 2022 (the “VH Willows Note”), secured by a deed of trust relating to certain real property located on South Willow Street in Seattle, WA, and guaranteed by Chris Christensen, the Chief Executive Officer and a manager of the Company and of Holding, and a Board Member of iCap Vault Management, LLC, the Company’s manager (the “Manager”).

The VH Willows Note bears interest at the rate of 7.5% per annum and matures on March 1, 2023. Provided that VH Willows in not in default under the VH Willows Note, all or any portion of the VH Willows Note may be prepaid at any time without penalty. Pursuant to the terms of the VH Willows Note, VH Willows must make monthly interest-only payments, in arrears, of $18,656 beginning on March 10, 2022 and continuing through and including February 10, 2023.

Also on January 31, 2022, VH 1121 14th, LLC, a wholly owned subsidiary of Holding  (“VH 1121”), entered into a Loan Agreement (the “VH 1121 Loan Agreement”), dated as of January 28, 2022, by and between Lima One and VH 1121.

Pursuant to the terms of the VH 1121 Loan Agreement, Lima One agreed to loan up to $3,000,000, from time to time, to VH 1121 (the “VH 1121 Loan”). The VH 1121 Loan is evidenced by a Commercial Promissory Note issued by VH 1121 to Lima One on January 31, 2022 and dated January 28, 2022 (the “VH 1121 Note”), secured by a deed of trust relating to certain real property located on 14th Avenue in Seattle, WA, and guaranteed by Mr. Christensen, the Chief Executive Officer and a manager of the Company and of Holding, and a Board Member of the Manager.

The VH 1121 Note bears interest at the rate of 7.5% per annum and matures on March 1, 2023. Provided that VH 1121 in not in default under the VH 1121 Note, all or any portion of the VH 1121 Note may be prepaid at any time without penalty. Pursuant to the terms of the VH 1121 Note, VH 1121 must make monthly interest-only payments, in arrears, of $18,750 beginning on March 10, 2022 and continuing through and including February 10, 2023.

The foregoing description of the VH Willows Loan Agreement, the VH Willows Note, the VH 1121 Loan Agreement and the VH 1121 Note does not purport to be complete and is qualified in its entirety by reference to the VH Willows Loan Agreement, the VH Willows Note, the VH 1121 Loan Agreement and the VH 1121 Note, copies of which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, and which are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided above in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are attached hereto and filed herewith.

Exhibit No.	Description

10.1	Loan Agreement entered into on January 31, 2022, and dated January 28, 2022, by and between VH Willows Townhomes, LLC and Lima One Capital, LLC.
10.2	Commercial Promissory Note issued by VH Willows Townhomes, LLC on January 31, 2022, and dated January 28, 2022, in favor of Lima One Capital, LLC.
10.3	Loan Agreement entered into on January 31, 2022, and dated January 28, 2022, by and between VH 1121 14th, LLC and Lima One Capital, LLC.
10.4	Commercial Promissory Note issued by VH 1121 14th, LLC on January 31, 2022, and dated January 28, 2022, in favor of Lima One Capital, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

iCap Vault 1, LLC

Dated: February 4, 2022		/s/ Chris Christensen
	By:	Chris Christensen
	Its:	Chief Executive Officer